SIFCO Response to Press Release and Solicitation by Levi & Korsinsky, LLP
January 8, 2014 – Cleveland, Ohio – In response to a press release/general solicitation by the class action law firm, Levi & Korsinsky, LLP, Michael Lipscomb, President and Chief Executive Officer of SIFCO Industries, Inc. stated “This law firm’s press release/solicitation identifies no grounds for an investigation of SIFCO and we are not aware of any basis for such an investigation. We believe this law firm’s solicitous action will not benefit SIFCO’S shareholders. SIFCO shareholders are aware of the strong stock performance and continued execution of the Company’s strategic vision. We are confident that our shareholders will conclude that this “investigation” is baseless and draw their own conclusions about the motivation behind this law firm’s actions.”

About SIFCO Industries, Inc.
SIFCO Industries, Inc. (“Company”) is engaged in the production and sale of a variety of metalworking processes, services and products produced primarily to the specific design requirements of its customers. The processes and services include forging, heat-treating, coating, welding, and machining. The products include forged components (both conventional and precision), machined forged parts and other machined metal components. The Company’s operations are conducted in one business segment: SIFCO Forged Components.
Forward-Looking Statements
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

Contacts

SIFCO Industries, Inc.
Catherine M. Kramer, 216-881-8600
www.sifco.com